UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 3.02Unregistered Sales of Equity Securities

On July 31, 2020, Rise Gold Corp. (the “Corporation”) announced the close of the non-brokered private placement that was previously announced on July 22, 2020, having raised a total of  US$3,272,875 through the issuance of 4,363,833 units (each a “Unit”) at a price of US$0.75 per Unit (CDN$1.02 per Unit), with each Unit comprising one share of common stock (a “Share”) and one-half of one share purchase warrant (the “Offering”). Each whole warrant (a “Warrant”) entitles the holder to acquire one share of common stock (a “Warrant Share”) at an exercise price of US$1.00 until July 31, 2022. The Corporation paid a total of US$32,576 in finder’s fees and issued a total of 43,435 finder’s warrants, where each finder’s warrant entitles the holder to acquire one share of common stock at a price of US$1.00 until July 31, 2022

The Corporation offered and sold the Shares and Warrants underlying the Units in reliance on the exclusion from registration provided by Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) for offers and sales outside of the United States and on Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder for offers and sales in the United States and to U.S. persons. The Corporation issued the finders’ warrants in reliance on the exclusion from registration provided by Rule 903 of Regulation S. The Corporation’s reliance on Rule 903 was based on the fact that the securities were sold in offshore transactions. The Corporation did not engage in any directed selling efforts in the United States in connection with the sale of the securities. The Corporation’s reliance on Section 4(a)(2) and Rule 506(b) was based on the fact that the U.S. investors provided us with written representations regarding their investment intent and status as an accredited investor and that neither the Corporation nor anyone acting on the Corporation’s behalf engaged in any general advertising or general solicitation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020, the Corporation accepted an offer (the “Offer”) from Benjamin Mossman, the Corporation’s CEO, President and director, to surrender for cancellation certain previously granted stock options to purchase shares of the Corporation’s common stock (the “Options”) in order to free up additional authorized capital needed to facilitate the closing of the Offering described above. The Offer was made subject to the condition that once the Corporation’s authorized capital has been increased, or sufficient authorized capital becomes otherwise available, the Corporation shall grant Mr. Mossman new stock options at a price to be determined in accordance with, and subject to, applicable securities and stock exchange requirements.

The cancelled Options included an aggregate of 1,097,298 stock options that had exercise prices ranging from C$0.70 to C$2.40 per share.

The foregoing description is qualified in its entirety by reference to the form of Authorization to Cancel Stock Options pursuant to which the Offer was made, a copy of which is filed as Exhibit 99.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 31, 2020, the Corporation held its 2020 Annual Meeting of Stockholders, (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below.

1.To fix the number of directors to be elected at seven (7)

The number of directors to be elected, fixed at seven (7), was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,670,532	19,199	31,295	2,931,957

2.Election of Directors

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
Benjamin W. Mossman	98.11%	5,612,392	108,234	2,931,957
Thomas I. Vehrs	98.11%	5,612,392	108,234	2,931,957
John G. Proust	98.11%	5,612,392	108,234	2,931,957
Murray Flanigan	98.11%	5,612,392	108,234	2,931,957
John G. Proust	98.11%	5,612,392	254,000	2,931,957
Lawrence Lepard	99.74%	5,705,917	14,709	2,931,957

3.Amendment to the Corporation’s Articles of Incorporation to increase the authorized number of shares of common stock with a par value of $0.001 from 40,000,000 to 400,000,000

Votes For %*	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
35.50	7,836,867	797,883	13,432	4,401

* This is a percentage of the total outstanding shares of common stock.

4.Appointment of Davidson & Company LLP. Chartered Professional Accountants

Votes For %	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
99.46	8,601,603	21,065	25,515	4,400

All of the proposals were approved except for the proposal to increase the Corporation’s authorized shares of common stock. Under Nevada law, an amendment to the Corporation’s articles of incorporation to increase the authorized shares must be approved by stockholders holding a majority of the outstanding shares, not just a majority of the shares voted. The Corporation intends to convene a special meeting as soon as possible to revote on this item.

Item 9.01 Financial Statements and Exhibits

Exhibit

No.Description

99.1Form of Authorization to Cancel Stock Options dated July 31, 2020

99.2Press release dated July 31, 2020 announcing results of the Company’s Annual General Meeting

99.3Press release dated July 31, 2020 announcing corrected results of the Company’s Annual General Meeting

99.4Press release dated July 31, 2020 announcing the final closing of the Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:August 6, 2020

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer